Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter

2012 Financial Results

Operating Highlights

•	Q1 revenues of $51.6M represents 1.8% growth over Q1 2011; 3.4% growth over Q4 2011

•	Q1 Adjusted EBITDA of $6.8 million represents 23% growth over Q1 2011; 5.9% growth over Q4 2011

•	New Services revenues of $8.5 million represents 25% growth over Q1 2011; 53% growth over Q4 2011

•	New Services positive Adjusted EBITDA represents important milestone in growth strategy

ATLANTA, April 30, 2012 — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of recovery audit services and the pioneer in Profit Discovery™, today announced its unaudited financial results for the first quarter ended March 31, 2012.

“I am pleased to report year-over-year quarterly growth, particularly in light of our very strong performance in the first quarter last year,” said Romil Bahl, president and chief executive officer. “The PRGX team continues to demonstrate that our growth strategy remains on track.”

“Our growth strategy also continues to drive improved bottom line results. Our focus on reducing costs using our proprietary technology and global shared services model helped us deliver over $1 million more in Adjusted EBITDA this quarter compared to Q1 2011,” said Bahl.

“Each of our service segments is gathering steam. The Accounts Payable Recovery Audit core continues to increase its client count, take share in key geographies, and improve operating margins through our cost-to-serve reduction program. Our Healthcare Claims Recovery Audit business just delivered its best quarter since the launch of our growth strategy, validating our entrée into the large and rapidly expanding market for services targeting healthcare Fraud, Waste & Abuse. And finally, our Analytics & Advisory Profit Optimization services are recovering from the weakness encountered late last year and remain a tremendous growth opportunity for the Company over the coming three to five years,” concluded Bahl.

Consolidated Results for Three Months Ended March 31, 2012

Consolidated revenues for the first quarter of 2012 were $51.6 million compared to $50.7 million in the same prior year period. After adjusting for changes in foreign exchange rates, consolidated first quarter revenues in 2012 increased 2.9% compared to the same period in 2011.

Recovery Audit Services – Americas revenues for the first quarter of 2012 decreased 1.0% to $28.8 million compared to $29.1 million in the same period in the prior year. On a constant dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services – Americas revenues decreased by 0.2% compared to 2011.

Recovery Audit Services – Europe Asia/Pacific revenues for the first quarter of 2012 decreased 3.0% to $14.3 million compared to $14.8 million in the same period in the prior year. On a constant dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services – Europe Asia/Pacific revenues decreased by 1.4% compared to 2011.

New Services revenues for the first quarter of 2012 increased 25% to $8.5 million compared to $6.9 million in the same period in the prior year. The New Services segment represents Healthcare Claims Recovery Audit services and our Profit Optimization services.

Total cost of revenues for the first quarter of 2012 were $34.2 million, or 66.3% of revenue, compared to $34.6 million, or 68.2% of revenue, in the same period in the prior year. Cost of revenues as a percentage of revenue declined in all three of the Company’s reporting segments. SG&A for the first quarter of 2012 was $12.6 million compared to $12.4 million in the first quarter of 2011, 24.5% of revenue in each period. Depreciation and amortization expenses amounted to $3.8 million in the first quarter of 2012 compared to $2.3 million in the prior year first quarter. The increases in depreciation and amortization expenses are primarily attributable to the additional amortization charges resulting from the BSI acquisition in December 2011 and an associate migration in the UK completed in January 2012.

Net earnings for the first quarter of 2012 were $0.3 million, or $0.01 per basic and diluted share, compared to net earnings of $0.4 million, or $0.02 per basic and diluted share, for the same period in 2011. Net cash provided by operating activities for the first quarter of 2012 was $2.0 million compared to $6.2 million in the first quarter of 2011. The decrease in net cash provided by operating activities is due primarily to payments made in the first quarter of 2012 for incentive compensation, with no comparable amounts paid in the first quarter of 2011.

Adjusted EBITDA for the first quarter of 2012 was $6.8 million compared to $5.5 million of Adjusted EBITDA for the same period in 2011. The 2012 first quarter Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization (EBITDA) excluding a charge of $1.4 million related to stock-based compensation, $0.2 million of transformation severance and related expenses, a $0.1 million charge for acquisition obligations classified as compensation, $0.2 million in legal fees relating to an overtime pay claim, and $0.3 million of foreign currency gains on intercompany balances. The comparable Adjusted EBITDA amount for the first quarter of 2011 excludes from EBITDA for such period a $0.9 million charge for stock-based compensation, $0.8 million of transformation severance and related expenses, a $0.1 million charge for acquisition obligations classified as compensation and $0.4 million of foreign currency gains on intercompany balances. Schedule 3 attached to this press release provides a reconciliation of net earnings to each of EBIT, EBITDA and Adjusted EBITDA.

Liquidity

At March 31, 2012, the Company had unrestricted cash and cash equivalents of $18.2 million and had no borrowings against its revolving credit facility. Bank debt outstanding at quarter end was $8.3 million, which represented the outstanding balance on a variable rate term loan due quarterly through 2014.

First Quarter Earnings Call

As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (Eastern time) to discuss the Company’s first quarter 2012 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 74568195.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2012. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX Global, Inc.

Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of recovery audit services. With over 1,600 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 30 global retailers. PRGX is also pioneering Profit Discovery™, a unique combination of audit, analytics and advisory services that improves client financial performance. For additional information, please visit PRGX at www.prgx.com.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net earnings to each of EBIT, EBITDA and Adjusted EBITDA.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition and revenue growth, business development efforts, and the success of its growth strategies and expansion into new markets, including anticipated opportunities in the healthcare industry. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenues from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2012. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues	$51,649	$50,718
Operating expenses:
Cost of revenues	34,218	34,594
Selling, general and administrative expenses	12,637	12,430
Depreciation of property and equipment	1,513	1,181
Amortization of intangible assets	2,327	1,121

Total operating expenses	50,695	49,326

Operating income	954	1,392

Foreign currency transaction gains on short-term intercompany balances	(339)	(448)
Interest expense, net	504	347

Earnings before income taxes	789	1,493

Income tax expense	497	1,121

Net earnings	$292	$372

Basic earnings per common share	$0.01	$0.02

Diluted earnings per common share	$0.01	$0.02

Weighted average common shares outstanding:
Basic	25,309	24,258

Diluted	25,765	24,533

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$18,192	$20,337
Restricted cash	123	64
Receivables:
Contract receivables, net	40,341	40,624
Employee advances and miscellaneous receivables, net	1,099	1,343

Total receivables	41,440	41,967

Prepaid expenses and other current assets	4,090	5,594

Total current assets	63,845	67,962

Property and equipment, net	19,168	18,586
Goodwill	13,876	13,194
Intangible assets, net	22,329	23,406
Deferred income taxes	849	831
Other assets	1,921	2,434

Total assets	$121,988	$126,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$14,789	$15,035
Accrued payroll and related expenses	16,930	21,920
Refund liabilities and deferred revenue	8,565	8,434
Current portion of debt	3,000	3,000
Business acquisition obligations	6,349	3,502

Total current liabilities	49,633	51,891

Long-term debt	5,250	6,000
Noncurrent business acquisition obligations	2,571	5,604
Other long-term liabilities	3,523	3,828

Total liabilities	60,977	67,323

Shareholders’ equity:
Common stock	251	251
Additional paid-in capital	575,479	574,266
Accumulated deficit	(518,300)	(518,592)
Accumulated other comprehensive income	3,581	3,165

Total shareholders’ equity	61,011	59,090

Total liabilities and shareholders’ equity	$121,988	$126,413

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Earnings to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Reconciliation of net earnings to EBIT, EBITDA and Adjusted EBITDA:

Net earnings	$292	$372

Income tax expense	497	1,121
Interest expense, net	504	347

EBIT	1,293	1,840

Depreciation of property and equipment	1,513	1,181
Amortization of intangible assets	2,327	1,121

EBITDA	5,133	4,142

Foreign currency transaction gains on short-term intercompany balances	(339)	(448)
Acquisition obligations classified as compensation	101	97
Transformation severance and related expenses	242	827
Legal fees for overtime pay claim	249	—
Stock-based compensation	1,401	901

Adjusted EBITDA	$6,787	$5,519

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net earnings	$292	$372
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	3,840	2,302
Amortization of deferred debt costs	46	45
Stock-based compensation expense	1,401	901
Foreign currency transaction gains on short-term intercompany balances	(339)	(448)
Increase in receivables	1,187	634
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	(5,482)	3,127
Other, primarily changes in assets and liabilities	1,029	(779)

Net cash provided by operating activities	1,974	6,154

Cash flows used in investing activities:
Business acquisitions	(997)	—
Purchases of property and equipment, net of disposals	(1,967)	(1,479)

Net cash used in investing activities	(2,964)	(1,479)

Net cash used in financing activities	(1,571)	(859)

Effect of exchange rates on cash and cash equivalents	416	403

Net increase (decrease) in cash and cash equivalents	(2,145)	4,219

Cash and cash equivalents at beginning of period	20,337	18,448

Cash and cash equivalents at end of period	$18,192	$22,667

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011	Change
Revenues
Recovery Audit Services - Americas	$28,813	$29,113	$(300)
Recovery Audit Services - Europe/Asia-Pacific	14,305	14,752	(447)
New Services	8,531	6,853	1,678

Total	$51,649	$50,718	$931

Cost of revenues
Recovery Audit Services - Americas	$15,952	$16,643	$691
Recovery Audit Services - Europe/Asia-Pacific	11,075	11,590	515
New Services	7,191	6,361	(830)

Total	$34,218	$34,594	$376

Selling, general and administrative expenses
Recovery Audit Services - Americas	$4,862	$5,376	$514
Recovery Audit Services - Europe/Asia-Pacific	1,251	1,163	(88)
New Services	1,397	1,228	(169)
Corporate	5,127	4,663	(464)

Total	$12,637	$12,430	$(207)

Depreciation of property and equipment
Recovery Audit Services - Americas	$915	$774	$(141)
Recovery Audit Services - Europe/Asia-Pacific	40	88	48
New Services	558	319	(239)

Total	$1,513	$1,181	$(332)

Amortization of intangible assets
Recovery Audit Services - Americas	$1,586	$573	$(1,013)
Recovery Audit Services - Europe/Asia-Pacific	539	332	(207)
New Services	202	216	14

Total	$2,327	$1,121	$(1,206)

Operating income (loss)
Recovery Audit Services - Americas	$5,498	$5,747	$(249)
Recovery Audit Services - Europe/Asia-Pacific	1,400	1,579	(179)
New Services	(817)	(1,271)	454
Corporate	(5,127)	(4,663)	(464)

Total	$954	$1,392	$(438)

Adjusted EBITDA
Recovery Audit Services - Americas	$8,338	$7,761	$577
Recovery Audit Services - Europe/Asia-Pacific	2,036	2,159	(123)
New Services	139	(639)	778
Corporate	(3,726)	(3,762)	36

Total	$6,787	$5,519	$1,268

*	The Recovery Audit Services - Americas segment represents recovery audit services, excluding New Services, provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The New Services segment represents services provided to healthcare organizations (including recovery audit services), financial advisory services and business analytics services.